Exhibit 99.1

Investor Contact:	Marsha Morgan (817) 352-6452	FOR IMMEDIATE RELEASE

Media Contact:	Richard Russack (817) 867-6425

Burlington Northern Santa Fe Reports

Record Quarterly Revenue and EPS

•	Record quarterly earnings of $0.96 per diluted share were 43 percent higher than second-quarter 2004 earnings of $0.67 per diluted share.

•	Freight revenues increased 15 percent compared with second-quarter 2004 to a record of $3.04 billion, reflecting revenue increases in all four of the Company’s business groups.

•	Record quarterly operating income of $710 million increased $202 million, or 40 percent, compared with the same 2004 period.

•	Quarterly operating ratio decreased four percentage points to 76.7 percent from 80.7 percent in the second quarter of the prior year.

FORT WORTH, Texas, July 26, 2005 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported all-time record earnings of $0.96 per diluted share, a 43 percent increase over second-quarter 2004 earnings of $0.67 per diluted share.

Commenting on BNSF’s second-quarter results, Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer said, “The second quarter of 2005 was our thirteenth consecutive quarter of year-over-year volume increases and the Company’s sixth consecutive quarter of double-digit freight revenue growth. Also, we were able to continue lowering our operating ratio, compared to the same prior-year period, a trend we have been able to maintain for seven consecutive quarters.”

Second-quarter 2005 freight revenues increased $406 million, or 15 percent, to a quarterly record of $3.04 billion compared with 2004 second-quarter freight revenues of $2.64 billion. Revenue for the second quarter of 2005 included fuel surcharges of $234 million compared with $65 million in the second quarter of 2004.

-more-

Consumer Products revenues increased $201 million, or 19 percent, partially as a result of double-digit volume increases in international, truckload, automotive, and perishable sectors. Industrial Products revenues increased $98 million, or 16 percent, to $718 million reflecting strong demand in the building products, petroleum products, and construction products sectors. Agricultural Products revenues were up $69 million, or 16 percent, to $493 million, which included strong corn, soybean and wheat export moves to the Pacific Rim countries. Coal revenues rose $38 million, or 7 percent, to $591 million despite operational and maintenance disruptions caused by adverse weather conditions in the Powder River Basin.

Operating expenses for the second quarter of 2005 of $2.43 billion were $251 million, or 12 percent, higher than the same period in 2004, primarily driven by a 4-percent increase in gross ton-miles and 37 percent higher fuel prices after hedge benefit.

BNSF continues to leverage strong customer demands with operating a fluid rail network. In the second-quarter of 2005 this resulted in operating income of $710 million, a $202 million, or 40 percent, increase over the second quarter of 2004. In addition, the Company’s operating ratio decreased four percentage points to 76.7 percent from 80.7 percent in the same quarter of the prior year.

Dividend Increase

As announced July 21, 2005, the Board of Directors of the Company voted to increase its next quarterly dividend by 18 percent, or 3 cents per share, to 20 cents per share on outstanding common stock. This dividend will be payable on October 3, 2005, to shareholders of record on September 12, 2005. This equates to 80 cents per share on an annualized basis. This dividend increase is in addition to the 13-percent increase and 25-percent increase approved by the Board in July 2004 and July 2003, respectively.

BNSF’s subsidiary, BNSF Railway Company, operates one of the largest railroad networks in North America, with about 32,000 route miles covering 28 states and two Canadian provinces. The railway is among the world’s top transporters of intermodal traffic, moves more grain than any other American railroad, transports the components of many of the products we depend on daily, and hauls enough coal to generate about ten percent of the electricity produced in the United States. BNSF is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

Financial information follows.

Burlington Northern Santa Fe Corporation

Consolidated Income Information

(Dollars in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating revenues
Freight revenues	$3,043	$2,637	$5,942	$5,085
Other revenues	95	48	178	90

Total operating revenues	3,138	2,685	6,120	5,175

Operating expenses
Compensation and benefits	849	818	1,702	1,605
Purchased services	424	351	841	691
Depreciation and amortization	268	251	531	500
Equipment rents	218	197	431	384
Fuel	461	326	853	606
Materials and other	208	234	418	471

Total operating expenses	2,428	2,177	4,776	4,257

Operating income	710	508	1,344	918
Interest expense	112	101	221	203
Other expense, net	8	5	15	2

Income before income taxes	590	402	1,108	713
Income tax expense	224	153	421	271

Net income	$366	$249	$687	$442

Diluted earnings per share	$0.96	$0.67	$1.79	$1.18
Diluted average shares outstanding (in millions)	381.7	373.5	383.1	373.7

Operating ratio (a)	76.7%	80.7%	77.4%	81.9%

(a)	Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation

Consolidated Balance Sheet Information

(Dollars in millions, except per share amounts)

	June 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$79	$322
Accounts receivable, net	290	181
Materials and supplies	378	339
Current portion of deferred income taxes	173	308
Other current assets	691	465

Total current assets	1,611	1,615
Property and equipment, net	26,179	25,814
Other assets	2,089	1,496

Total assets	$29,879	$28,925

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$2,432	$2,251
Long-term debt due within one year	478	465

Total current liabilities	2,910	2,716
Long-term debt and commercial paper	6,291	6,051
Deferred income taxes	7,899	7,820
Casualty and environmental liabilities	906	941
Minimum pension liability	353	353
Employee separation costs	116	124
Other liabilities	1,658	1,609

Total liabilities	20,133	19,614

Stockholders’ equity:
Common stock and additional paid-in capital	6,508	6,304
Retained earnings	7,351	6,792
Treasury stock	(4,197)	(3,741)
Unearned compensation	(32)	(43)
Accumulated other comprehensive income (loss)	116	(1)

Total stockholders’ equity	9,746	9,311

Total liabilities and stockholders’ equity	$29,879	$28,925

Book value per share	$26.11	$24.71

Common shares outstanding (in millions)	373.2	376.8

Net debt to total capitalization*	40.7%	39.9%

*	Net debt is calculated as total debt less cash and cash equivalents, and capitalization is calculated as the sum of net debt and total stockholders’ equity.

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating activities
Net income	$366	$249	$687	$442
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	268	251	531	500
Deferred income taxes	69	101	141	183
Employee separation costs paid	(7)	(7)	(15)	(15)
Long-term casualty and environmental liabilities, net	1	23	(33)	32
Other, net	(3)	(13)	(24)	(35)
Changes in working capital	14	69	(14)	(193)

Net cash provided by operating activities	708	673	1,273	914

Investing activities
Capital expenditures	(472)	(386)	(798)	(692)
Other, net	(285)	(97)	(500)	(269)

Net cash used for investing activities	(757)	(483)	(1,298)	(961)

Financing activities
Net borrowings (repayments)	268	(140)	225	233
Dividends paid	(64)	(55)	(128)	(111)
Purchase of BNSF common stock	(217)	(90)	(442)	(172)
Proceeds from stock options exercised	26	85	127	141
Other financing activities	—	1	—	2

Net cash provided by (used for) financing activities	13	(199)	(218)	93

(Decrease) increase in cash and cash equivalents	(36)	(9)	(243)	46
Cash and cash equivalents:
Beginning of period	115	73	322	18

End of period	$79	$64	$79	$64

Burlington Northern Santa Fe Corporation

Consolidated Statement of Changes in Stockholders’ Equity

(Shares in thousands, dollars in millions, except per share data)

	Common Shares	Treasury Shares	Common Stock and Paid-in Capital	Retained Earnings	Treasury Stock	Unearned Compensation	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance at December 31, 2004	517,275	(140,463)	$6,304	$6,792	$(3,741)	$(43)	$(1)	$9,311
Common stock dividends, $0.34 per share			—	(128)	—	—	—	(128)
Adjustments associated with unearned compensation, restricted stock	659	(118)	26	—	—	11	—	37
Exercise of stock options and related tax benefit of $37	4,854	(278)	178	—	(14)	—	—	164
Purchase of BNSF common stock (a)	—	(8,693)	—	—	(442)	—	—	(442)
Comprehensive income:
Net income			—	687	—	—	—	687
Gain on derivative instruments, net of tax expense of $74			—	—	—	—	117	117

Total comprehensive income								804

Balance at June 30, 2005	522,788	(149,552)	$6,508	$7,351	$(4,197)	$(32)	$116	$9,746

(a)	Total-to-date share repurchases through June 30, 2005, were 142 million shares at an average price of $28.22 per share, leaving 8 million shares available for repurchase out of the 150 million shares authorized.

Burlington Northern Santa Fe Corporation

Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Cars/units (in thousands)	2,465	2,362	4,873	4,568
Average revenues per car/unit	$1,234	$1,116	$1,219	$1,113
Revenue ton miles (in millions)	147,101	142,625	292,922	276,909
Gross ton miles (in millions)	261,813	252,439	520,542	490,238
RTM/GTM	0.56	0.56	0.56	0.56
Freight revenue/thousand RTM	$20.69	$18.49	$20.29	$18.36
Operating expense/thousand RTM	$16.51	$15.26	$16.30	$15.37
Freight revenue/thousand GTM	$11.62	$10.45	$11.42	$10.37
Operating expense/thousand GTM	$9.27	$8.62	$9.18	$8.68
Compensation and benefits/thousand GTM	$3.24	$3.24	$3.27	$3.27
Average employees	39,632	37,819	38,977	37,177
Period end employees	40,023	37,990	40,023	37,990
Thousand RTM/average employee	3,712	3,771	7,515	7,448
Thousand GTM/average employee	6,606	6,675	13,355	13,187
Gallons of fuel used (in millions)	348	337	694	660
Average price per gallon of fuel (cents) (a)	132.5	96.7	122.9	91.8
GTM/gallon of fuel	752	749	750	743
Freight train miles (in millions)	41	39	83	76
GTM/freight train hours (in thousands)	121	129	124	131
Route miles operated	32,248	32,683	32,248	32,683

(a)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2005	2004		2005	2004
Revenues (in millions)
Intermodal	$1,041	$881	18.2%	$1,997	$1,660	20.3%
Automotive	104	80	30.0	196	155	26.5
Other Consumer Products	96	79	21.5	178	152	17.1

Total Consumer Products	1,241	1,040	19.3	2,371	1,967	20.5
Industrial Products	718	620	15.8	1,365	1,183	15.4
Coal	591	553	6.9	1,189	1,073	10.8
Agricultural Products	493	424	16.3	1,017	862	18.0

Total freight revenue	3,043	2,637	15.4	5,942	5,085	16.9
Other revenue	95	48	97.9	178	90	97.8

Total revenues	$3,138	$2,685	16.9%	$6,120	$5,175	18.3%

Cars/units (in thousands)
Intermodal	1,213	1,117	8.6%	2,359	2,117	11.4%
Automotive	47	41	14.6	90	80	12.5
Other Consumer Products	50	46	8.7	96	88	9.1

Total Consumer Products	1,310	1,204	8.8	2,545	2,285	11.4
Industrial Products	397	389	2.1	783	757	3.4
Coal	536	548	(2.2)	1,090	1,069	2.0
Agricultural Products	222	221	0.5	455	457	(0.4)

Total cars/units	2,465	2,362	4.4%	4,873	4,568	6.7%

Average revenue per car/unit
Intermodal	$858	$789	8.7%	$847	$784	8.0%
Automotive	2,213	1,951	13.4	2,178	1,938	12.4
Other Consumer Products	1,920	1,717	11.8	1,854	1,727	7.4

Total Consumer Products	947	864	9.6	932	861	8.2
Industrial Products	1,809	1,594	13.5	1,743	1,563	11.5
Coal	1,103	1,009	9.3	1,091	1,004	8.7
Agricultural Products	2,221	1,919	15.7	2,235	1,886	18.5

Average revenue per car/unit	$1,234	$1,116	10.6%	$1,219	$1,113	9.5%

Revenue ton miles (in millions)
Intermodal	30,315	27,969	8.4%	59,250	53,309	11.1%
Automotive	1,507	1,225	23.0	2,901	2,341	23.9
Other Consumer Products	3,553	3,248	9.4	6,697	6,239	7.3

Total Consumer Products	35,375	32,442	9.0	68,848	61,889	11.2
Industrial Products	27,185	26,551	2.4	52,862	51,284	3.1
Coal	58,918	58,645	0.5	117,879	112,317	5.0
Agricultural Products	25,623	24,987	2.5	53,333	51,419	3.7

Total revenue ton miles	147,101	142,625	3.1%	292,922	276,909	5.8%

Freight revenue per thousand ton miles
Intermodal	$34.34	$31.50	9.0%	$33.70	$31.14	8.3%
Automotive	69.01	65.31	5.7	67.56	66.21	2.0
Other Consumer Products	27.02	24.32	11.1	26.58	24.36	9.1

Total Consumer Products	35.08	32.06	9.4	34.44	31.78	8.4
Industrial Products	26.41	23.35	13.1	25.82	23.07	11.9
Coal	10.03	9.43	6.4	10.09	9.55	5.7
Agricultural Products	19.24	16.97	13.4	19.07	16.76	13.8

Freight revenue per thousand ton miles	$20.69	$18.49	11.9%	$20.29	$18.36	10.5%

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Capital expenditures (in millions)
Maintenance of way
Rail	$69	$63	$106	$114
Ties	91	71	153	139
Surfacing	54	47	82	74
Other	93	94	169	169

Total maintenance of way	307	275	510	496
Mechanical	34	17	63	31
Information services	16	15	34	25
Other	21	18	40	29

Total maintenance of business	378	325	647	581

New locomotive acquisitions	—	—	—	16
Terminal and line expansion	94	61	151	95

Total capital expenditures	$472	$386	$798	$692

Track maintenance
Track miles of rail laid
Maintenance of business	183	200	248	318
Expansion projects	57	37	78	37

Total	240	237	326	355

Cross ties inserted (thousands)
Maintenance of business	939	678	1,424	1,178
Expansion projects	134	94	190	102

Total	1,073	772	1,614	1,280

Track resurfaced (miles)	3,877	3,493	5,984	5,269